Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-172862 and No. 333-285073) on Form S-3 and (No. 333-199234, No. 333-205098, No. 333-274019, and No. 333-281184) on Form S-8 of our reports dated February 12, 2026, with respect to the consolidated financial statements of InvenTrust Properties Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 12, 2026